Exhibit 99.1

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

IN RE DELCATH SYSTEMS, INC	13 Civ. 3494 (LGS)
DERIVATIVE SHAREHOLDER LITIGATION	13 Civ. 4002 (LGS)

NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE

ACTION, HEARING THEREON, AND RIGHT TO APPEAR

TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF DELCATH SYSTEMS, INC. (“DELCATH” OR “THE COMPANY”) AS OF JULY 2, 2015 (THE “RECORD DATE”).

Notice is hereby provided to you of the proposed Settlement in the above-captioned derivative lawsuit. This Notice is provided by order of the United States District Court for the Southern District of New York (the “Court”). It is not an expression of any opinion by the Court. It is to notify current shareholders of the terms of the proposed Settlement of the action. The Court has made no findings or determinations concerning the merits of this Action. The recitation of the background and circumstances of the Settlement contained herein does not constitute the findings of the Court. It is based on representations made to the Court by counsel for the parties.

The Settlement is based on changes to the Company’s governance practices and procedures. There will be no cash recovery or distribution from this Settlement. Included in this Settlement, and part of the release, is a related derivative action pending in New York State Court captioned, Howard D. Weinstein, derivatively on behalf of Delcath Systems, Inc. v. Harold S. Koplewicz, et al., Case No. 652030/2013 (Sup. Ct. N.Y.).

A hearing will be held at 11:30 a.m. on October 19, 2015, before the Honorable Lorna G. Schofield, United States District Judge, at the Courthouse for the United States District Court, Southern District of New York, 40 Foley Square, Courtroom 1106, New York, New York, 10007, for the purpose of determining, among other things, whether to approve the proposed Settlement of the claims against the Defendants, which is based on changes to the Company’s governance practices and procedures. Plaintiffs’ Counsel request attorneys’ fees and reimbursement of expenses of $495,000 for this consolidated action and the state court action. Plaintiffs also request a Service Award in the aggregate amount of $6,500 to be paid from the $495,000, subject to Court approval. A further description of the Settlement can be found below and through filings in the pending action styled In re Delcath Systems, Inc. Derivative Shareholder Litigation, Civil Action No. 1:13-CV-03494-LGS (S.D.N.Y.).

Please read this Notice carefully and in its entirety. This Notice relates to a proposed Settlement and dismissal of litigation and contains important information regarding your rights. Your rights may be affected by these legal proceedings. If the Court approves the Settlement, you will be forever barred from contesting the approval of the proposed Settlement and from pursuing the settled claim.

Any shareholders that wish to object to this Settlement must do so in writing by September 28, 2015 and it must contain the information as set forth in Section XIII of this notice. The Court will not consider any objection that does not substantially comply with these requirements. Written objections must be sent by hand or by first class mail, postage pre-paid to Lead Counsel: William B. Federman, Federman & Sherwood, 10205 N. Pennsylvania Avenue, Oklahoma City, Oklahoma 73120.

If you hold Delcath Common Stock for the benefit of another, please promptly transmit this document to such beneficial owner.

I.	OVERVIEW

This Notice is sent in connection with the above-referenced consolidated shareholder derivative action against certain former and current members of Delcath’s board of directors and nominally against Delcath. The action relates to corporate decisions/disclosures regarding Delcath’s chemosaturation system with melphalan known as the “Melblez Kit” and the U.S. Food and Drug Administration’s denial of Delcath’s New Drug Application for the Melblez Kit. The amended complaint in the action includes six causes of action against current and former directors of Delcath for breach of fiduciary duty (dissemination of false and misleading information), breach of fiduciary duty (failing to properly oversee/manage), gross mismanagement, contribution/ indemnification, abuse of control, and waste of corporate assets.

The parties have agreed to a proposed non-monetary settlement in which Delcath will make changes to its corporate governance practices, policies and procedures, which are described in detail in Paragraph IV of this Notice.1

The proposed settlement has obtained preliminary court approval and a final approval hearing will be held at 11:30 a.m. on October 19, 2015 at the United States District Courthouse for the Southern District of New York, 40 Foley Square, Courtroom 1106, New York, New York, 10007. As described in more detail in Paragraph IX.B of this Notice, any shareholders that wish to object to this Settlement must do so in writing by September 28, 2015. WRITTEN OBJECTIONS MUST BE SENT BY HAND OR BY FIRST CLASS MAIL, POSTAGE PRE-PAID TO LEAD COUNSEL: WILLIAM B. FEDERMAN, FEDERMAN & SHERWOOD, 10205 N. PENNSYLVANIA AVENUE, OKLAHOMA CITY, OKLAHOMA 73120. THE WRITTEN OBJECTIONS MUST BE POSTMARKED NO LATER THAN SEPTEMBER 28, 2015.

[1]	In addition to the above-captioned litigation, another derivative action was filed in New York State Court captioned Howard D. Weinstein, derivatively on behalf of Delcath Systems, Inc. v. Harold S. Koplewicz, et al., Case No. 652030/2013 (Sup. Ct. N.Y.). The plaintiff in the Weinstein action agrees to be bound by the terms of the same proposed non-monetary settlement.

II.	WHY THIS NOTICE HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, POSTED ON DELCATH AND LEAD COUNSEL’S WEBSITES, AND PUBLISHED IN SUMMARY FORM IN INVESTOR’S BUSINESS DAILY AND WITH THE DEPOSITORY TRUST COMPANY

This Notice is intended to notify all Delcath shareholders affected by the Settlement2 of a consolidated shareholder derivative action styled In re Delcath Systems, Inc. Derivative Shareholder Litigation., Civil Action No. 1:13-CV-03494-LGS (S.D.N.Y.) (the “Action”) of the Proposed Settlement of Derivative Litigation, Hearing Thereon, and Right to Appear (the “Notice”). Plaintiffs Vincent J. Orlando and Carol Orlando, derivatively on behalf of Delcath, (“Lead Plaintiffs”), plaintiff Howard Warsett derivatively on behalf of Delcath, plaintiff Patricia Griesi derivatively on behalf of Delcath, and Howard Weinstein derivatively on behalf of Delcath (collectively “Plaintiffs”), Defendants Eamonn Hobbs, Harold Koplewicz, Laura A. Brege, Tasos G. Konidaris, Douglas G. Watson, Laura A. Philips, Roger G. Stoll, and Gabriel Leung (the “Individual Defendants”), and Delcath (Delcath and the Individual Defendants collectively, the “Settling Defendants”) have agreed upon terms to settle the Action and have signed a written Stipulation of Settlement (the “Stipulation”) setting forth the terms of the Settlement. This Notice also includes the Settlement of the Weinstein Action as defined in the Stipulation.

On October 19, 2015, at 11:30 a.m., the Court will hold a hearing (the “Settlement Hearing”). The purpose of the Settlement Hearing is to determine: (i) whether the Settlement of the Action on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate to Delcath and Current Delcath Stockholders, and should be finally approved by the Court; (ii)

[2]	The capitalized terms used in this Notice and not otherwise defined are defined in the Stipulation of Settlement (dated July 2, 2015).

whether a Judgment as provided in, and attached as Exhibit C to the Stipulation should be entered; (iii) the amount of compensation and reimbursement to Plaintiffs’ Counsel for their efforts in connection with the litigation; (iv) whether, and in what amount, to compensate Plaintiffs for their efforts in connection with the litigation; and (v) such other matters as may be necessary or proper in the circumstances.

III.	SUMMARY OF THE LITIGATION

On May 23, 2013, the action Vincent J. Orlando, et al. v. Harold S. Koplewicz, et al., Case No. 1:13-CV-03494-LGS (the “Orlando Action”) was filed in the United States District Court of the Southern District of New York, purportedly on behalf of the Company, alleging the Individual Defendants breached their fiduciary duties by disseminating false and misleading statements and omissions, wasted corporate assets, and grossly mismanaged the Company. The complaint in the Orlando Action also alleged the Company is entitled to indemnification and contribution. The Orlando Action sought damages, costs and disbursements and reasonable attorneys’ fees, and other such relief the Court deems proper.

On June 11, 2013, a second related derivative action was filed in the United States District Court for the Southern District of New York, captioned Howard Warsett v. Harold Koplewicz, et al., Case No. 1:13-CV-04002-LGS (the “Warsett Action”). The Warsett Action alleged claims substantially similar to those alleged in the Orlando Action, including breach of fiduciary duty, unjust enrichment, abuse of control and gross mismanagement.

On July 19, 2013, a third derivative action was filed in the United States District Court for the Southern District of New York, captioned Patricia Griesi v. Harold Koplewicz, et al., Case No. 13-CV-5024 (the “Griesi Action”), alleging similar alleged breaches of fiduciary duty as those alleged in the Orlando Action and the Warsett Action. The Griesi Action also alleged unjust enrichment, abuse of control, gross mismanagement and violation of Section 14(a) of the

Securities Exchange Act of 1934. The Griesi Action sought damages and demanded that the Company “take all necessary actions to reform and improve its corporate governance and internal procedures to comply with applicable laws and to protect the Company and its shareholders from a repeat of the damaging events described herein,” awarding to Delcath restitution from the Individual Defendants, and ordering disgorgement of all profits, benefits and other compensation obtained by the Individual Defendants, and awarding to Plaintiff costs, disbursements and reasonable attorneys’ fees.

Each of these cases was brought by holders of Delcath common stock against certain directors and officers of Delcath on behalf of nominal defendant Delcath alleging breaches of fiduciary duty arising out of events taking place during the period of April 10, 2010 through the present (the “Relevant Period”).

On June 25, 2013, the Court entered an order consolidating the Orlando Action and the Warsett Action and on August 2, 2013, entered an order appointing Vincent Orlando and Carol Orlando as Lead Plaintiffs and Federman & Sherwood as Lead Counsel. On August 1, 2013, the Griesi Action was consolidated with the Action, under the caption In re Delcath Systems, Inc. Derivative Shareholder Litigation.

Lead Plaintiffs filed a Verified Consolidated Amended Complaint (“Complaint”) on September 12, 2014. The Complaint alleges that Delcath’s Board of Directors failed in their duty to properly oversee the Company and thus allowed Delcath to disseminate false and misleading statements to the public regarding the Company’s proprietary drug/device, the Melblez Kit, and its prospects for FDA approval. On January 12, 2015, the parties submitted briefing on defendants’ Motion to Dismiss the Complaint. Per the request of the parties, on March 12, 2015, April 8, 2015, May 11, 2015, and June 29, 2015, the Court agreed to hold defendants’ Motion in abeyance while the parties explored whether they could reach an agreement to resolve the litigation.

On June 7, 2013, another derivative action was filed in New York State Court captioned Howard D. Weinstein, derivatively on behalf of Delcath Systems, Inc. v. Harold S. Koplewicz, et al., Case No. 652030/2013 (Sup. Ct. N.Y.). The Weinstein Action asserted claims substantially similar to those set forth in the Action, and all such claims are included as part of the Settlement. The Weinstein Action was stayed pending resolution of the Action. The plaintiff in the Weinstein Action agrees to be bound by the terms of the Stipulation, and further agrees to voluntarily dismiss the Weinstein Action with prejudice within ten (10) days of the entry of Final Judgment by the Court in this Action approving the Settlement.

On March 31, 2015, the parties voluntarily participated in full day mediation sessions presided over by Bruce Friedman, Esq. of Judicial Arbitration and Mediation Services (“JAMS”). Although a resolution of the Action and the Weinstein Action was not reached at that time, the negotiations continued for several weeks following the mediation, and eventually, the parties agreed to resolve the claims asserted in the Action and the Weinstein Action. The Plaintiffs and Settling Defendants (collectively, the “Settling Parties”), by and through their undersigned attorneys, have engaged in good faith, arm’s-length discussions with regard to the possible settlement of the Action and the Weinstein Action and the Settling Parties have reached an agreement in principle providing for the proposed settlement of the Action and the Weinstein Action (the “Settlement”) on the terms and conditions set forth in the Stipulation. The Settling Parties believe that the Settlement is in the best interests of Delcath and Current Delcath Stockholders.

IV.	TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT

The principal terms, conditions and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirely by reference to, the text of the Stipulation, which has been filed with the Court and is also available for viewing on the website of Delcath at www.delcath.com and the website of Federman & Sherwood at http://www.federmanlaw.com/.

The Settling Parties acknowledge and agree that the filing, pendency, and prosecution of the Action or the Weinstein Action were material factors in causing the Company to adopt or to agree to adopt certain changes to its corporate governance, internal controls and stock option granting practices as set forth below. The Settling Parties further acknowledge and agree that these changes confer a substantial benefit on the Company and that the settlement of the Action or the Weinstein Action on the terms set forth herein is in the best interests of the Company and its Current Delcath Stockholders. As a result of the Settlement, Delcath has made, or agreed to make, the following changes to its corporate governance practices, policies and procedures:

A.	The Company has made certain changes to the Board. The appointment of additional independent directors to the Board as announced by the Company on December 15, 2014: Dr. Dennis H. Langer, William D. Rueckert and Dr. Marco Taglietti; Roger G. Stoll PhD, who has been a member of the Company’s Board of Directors since 2008, has been appointed to the newly created position of Executive Chairman to replace Defendant Leung as Chairman; In light of the additional independent directors appointed to the Board as noted above, Defendant Watson has resigned from the Board;

B.	Delcath shall continue to adhere to and comply with NASDAQ requirements regarding the Board’s independence so the directors can meaningfully fulfill their supervisory functions and exercise objective oversight. At least two-thirds of the total Board shall meet the NASDAQ requirements. To be deemed an “Independent Director” in any calendar year (as defined for purposes of the Settlement), a director must meet the following criteria:

1.	Has not been employed as an elected officer of the Company or its subsidiaries or affiliates (defined for purposes of this Settlement as any individual or business entity that owns at least 4% of the securities of the Company having ordinary voting power) within the last five calendar years;

2.	Has not received, either personally or by an immediate family member during any of the last five calendar years, remuneration, directly or indirectly, other than de minimis remuneration, as the result of services as, or compensation paid to an entity affiliated with the director that serves as: (i) an advisor, consultant, or legal counsel to the Company or to a member of the Company’s senior management; or (ii) a significant customer or supplier of the Company;

3.	Has no personal services contract(s) with the Company, or any member of the Company’s senior management;

4.	Is not affiliated with a not-for-profit entity that receives material contributions from the Company;

5.	Has no interest in any investment (equity, debt or hybrid) that overlaps with an investment that the Company has;

6.	During the current calendar year or any of the three (3) immediately preceding calendar years, has not had any business relationship with the Company for which the Company has been required to make disclosure under Regulation S-K of the U.S. Securities and Exchange Commission (“SEC”), other than for service as a director or for which relationship no more than de minimis remuneration was received in any one such year; provided, however, that the need to disclose any relationship that existed prior to a director joining the Board shall not in and of itself render the director non-independent;

7.	Is not employed by a private or public company at which an executive officer of the Company serves as a director or owns more than 5% of the voting common stock;

8.	Has not had any of the relationships described in subsections a.-g. above, with any affiliate of the Company;

9.	Is not a member of the immediate family of any person described in subsections a.-g. above; and

10.

A director is deemed to have received remuneration (other than remuneration as a director, including remuneration provided to a non-executive Board or Committee Chairman), directly or indirectly, if remuneration, other than de minimis remuneration, was paid by the Company, its subsidiaries, or affiliates, to any entity in which the director has a beneficial ownership interest of five percent (5%) or more, or to an entity by which the director is employed other than as a director. Remuneration is deemed de minimis remuneration if such remuneration is

$60,000 or less in any calendar year, or if such remuneration is paid to an entity, if it: (i) is less than or equal to $1 million in any calendar year, or one percent (1%) of the gross revenues of the entity in any calendar year, whichever amount is less; and (ii) did not directly result in a material increase in the compensation received by the director from that entity.

C.	The Company shall adopt a formal policy that states the roles of Chairman of the Board and Chief Executive Officer (“CEO”) shall be vested in two separate persons. As the Company has stated in its SEC filings, “splitting the roles between Chairman, on the one hand, and CEO and President, on the other hand, minimizes any potential conflicts that may result from combining the roles of CEO, President and Chairman, and maximizes the effectiveness of our management and governance processes to the benefit of our stockholders.” Furthermore, having a formal policy will ensure that the Company’s most senior management position will not also control its Board.

D.	To ensure effective oversight, no individual member of the Board shall be the chairman of more than one committee. The chair of each committee has the final authority to set the agenda for each committee meeting;

E.	The Company’s Audit Committee Charter shall be amended to reflect that a majority of the Audit Committee members must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities or prior service on another company’s audit committee;

F.	The Audit Committee will, at least bi-annually, formally review Delcath’s policies related to its methods and the adequacy of its internal controls over financial reporting with the Company’s management and independent outside auditor, as well as the relevant internal controls over financial reporting that the Company has in place regarding same. This review will take into account whether the Company should make any changes to its internal controls related to its financial reporting;

G.	The Company shall adopt a policy whereby the Audit Committee chair shall rotate at least every seven (7) years, from the date of this Settlement forward, subject to the discretion of a majority of the independent directors of the Board to allow an individual to remain as chair for such longer time as it determines to be in the best interests of Delcath and its shareholders;

H.	The duties and responsibilities of the Compensation Committee shall include the obligation to understand all aspects of the compensation packages it approves, including the maximum payment under those packages in the event of retirement, termination with or without cause, and severance in connection with a change in control of the Company.

I.	Delcath shall continue to facilitate annual shareholder “Say on Pay” vote pursuant to section 14A(a)(1) of the Securities and Exchange Act of 1934.

J.	Currently, the directors of Delcath are “encouraged to attend educational programs.” The Board shall adopt a formal policy requiring the members of the Board to participate in annual training on relevant topics by a qualified third party source (such as Stanford’s “Directors College”) at Delcath’s expense. This will ensure the directors have the skills and experience necessary to exercise effective oversight of Delcath.

K.	The leadership transition program implemented by the Company in September 2013 to improve its leadership.

L.	As a result of the unfavorable response from the FDA, the Company decided not to grant merit salary increases for 2013 or 2014 in an effort to link senior employees’ positions with the Company’s performance.

The Stipulation also provides for the entry of judgment dismissing the Action against Delcath and the Individual Defendants with prejudice and, as explained in more detail in the Stipulation, barring and releasing certain known or unknown claims that have been or could have been brought in any court by the Plaintiffs in the Action or Weinstein Action or by Delcath, or any of its shareholders, against Delcath and the Individual Defendants relating to any of the claims or matters that were or could have been alleged or asserted in any of the pleadings or papers filed in the Action or Weinstein Action or any amendment thereof. The Stipulation further provides that the entry of judgment will bar and release any known or unknown claims that have been or could have been brought in any court by the Settling Defendants against Plaintiffs or Plaintiffs’ Counsel related to any of the claims or matters that were or could have been alleged or asserted in any of the pleadings or papers filed in the Action or Weinstein Action or any amendment thereof or based upon or arising out of the institution, prosecution, assertion, settlement, or resolution of the Action or Weinstein Action.

V.	PLAINTIFFS’ COUNSELS’ ATTORNEYS’ FEES AND REIMBURSEMENT OF EXPENSES AND PLAINTIFFS’ SERVICE AWARD

After completing negotiations of the material terms of the Settlement, Delcath and Plaintiffs’ Counsel engaged in an arm’s-length negotiation regarding attorneys’ fees and reimbursement of expenses to be paid to Plaintiffs’ Counsel for the substantial benefits conferred upon the Company and its shareholders as a part of the Settlement. As a result of those negotiations, Delcath’s Insurers has agreed to pay to Plaintiffs’ Counsel an agreed-to fee and expense award in the amount of $495,000, subject to Court approval (the “Fees and Expenses Award”). The Fees and Expenses Award includes fees and expenses incurred by Plaintiffs’ Counsel in connection with the prosecution and settlement of the Action. To date, Plaintiffs’ Counsel have not received any payments for their efforts on behalf of Delcath shareholders nor have Plaintiffs’ Counsel been reimbursed for their out-of-pocket litigation expenses. The Fees and Expenses Award will compensate Plaintiffs’ Counsel for the substantial benefits achieved in the Action, and the risks of undertaking the prosecution of the Action on a contingent basis.

Lead Plaintiffs intend to apply for a Court-approved service award in the total amount of $6,500 (the “Service Award”) for Plaintiffs. The Service Award shall be funded from the Fees and Expenses Award, to the extent that agreement is approved in whole or part. Settling Defendants take no position on the Service Award.

VI.	REASONS AND BENEFITS OF THE SETTLEMENT

Counsel for the Parties believe that the Settlement is in the best interests of Delcath, and its public shareholders.

A.	Why Did Plaintiffs Agree to Settle?

Plaintiffs believe that the claims asserted in the Action and the Weinstein Action, have merit and that their investigation supports the claims asserted. Additionally, Lead Counsel represents that it has researched the applicable law and believes that any defenses Settling Defendants raise can be refuted. Nonetheless, Plaintiffs and Lead Counsel recognize the risk that they will not prevail in the Action and the Weinstein Action and are cognizant of the Company’s current financial condition and the expense and length of continued prosecution of the Action and the Weinstein Action against Individual Defendants through completion of discovery, trial, and any subsequent appeals.

Plaintiffs’ Counsel have analyzed the evidence adduced during their investigation, and have researched the applicable law with respect to the claims of Plaintiffs, Current Delcath Stockholders and Delcath against the Settling Defendants and the potential defenses thereto.

Based upon their investigation as set forth above, Plaintiffs and their counsel have concluded that the terms and conditions of the Stipulation are fair, reasonable and adequate to Plaintiffs, Current Delcath Stockholders, and Delcath, and in their best interests, and have agreed to settle the claims raised in the Action and the Weinstein Action pursuant to the terms and provisions of the Stipulation after considering, among other things: (a) the substantial benefits that Current Delcath Stockholders and Delcath have received or will receive from the Settlement, (b) the attendant risks of continued litigation, (c) actions taken by the Company and its Board of Directors in response to the alleged dissemination of false and misleading statements to the public regarding the Company’s proprietary drug/device, the Melblez Kit; and (d) the desirability of permitting the Settlement to be consummated.

In particular, Plaintiffs and their counsel considered the significant litigation risk inherent in shareholder derivative litigation. The law imposes significant burdens on plaintiffs for pleading and proving a shareholder derivative claim. While Plaintiffs believe their claims are meritorious, Plaintiffs acknowledge that there is a substantial risk that the Action and the Weinstein Action may not succeed in producing a recovery in light of the applicable legal standards and possible defenses. Plaintiffs and their counsel believe that, under the circumstances, they have obtained the best possible relief for Delcath and Current Delcath Stockholders.

B.	Why Did the Settling Defendants Agree to Settle?

The Settling Defendants have strenuously denied, and continue strenuously to deny each and every allegation of liability made against them in the Action and the Weinstein Action, and assert that they have meritorious defenses to those claims and that judgment should be entered dismissing all claims against them with prejudice. The Settling Defendants have thus entered into this Stipulation solely to avoid the continuing additional expense, inconvenience, and distraction of this burdensome litigation and to avoid the risks inherent in any lawsuit, and without admitting any wrongdoing or liability whatsoever.

VII.	SETTLEMENT HEARING

On October 19, 2015, at 11:30 a.m., the Court will hold the Settlement Hearing before the Honorable Lorna G. Schofield, United States District Judge, at the Courthouse for the United States District Court for the Southern District of New York, Thurgood Marshall, United States Courthouse, 40 Foley Square, Courtroom 1106, New York, New York, 10007. At the Settlement Hearing, the Court will consider whether the Settlement is fair, reasonable and adequate and thus should be finally approved and whether the Action should be dismissed with prejudice pursuant to the Stipulation. The Court also will rule upon the Fees and Expenses Award to Plaintiffs’ Counsel and Plaintiffs’ Service Award.

VIII.	RIGHT TO ATTEND SETTLEMENT HEARING

Any Current Delcath Stockholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing in opposition to the Settlement, the Fees and Expenses Award or the Service Award, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing dates or times without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. CURRENT DELCATH STOCKHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

IX.	RIGHT TO OBJECT TO THE SETTLEMENT AND PROCEDURES FOR DOING SO

You have the right to object to any aspect of the Settlement. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.

A.	You Must Make Detailed Objections in Writing

Any objections must be presented in writing and must contain the following information:

1.	Notice of intent to appear at the Settlement Hearing;

2.	Your name, legal address, and telephone number;

3.	Proof of being a Current Delcath Stockholder as of the Record Date and representation that you will continue to own Delcath common stock as of the date of the Settlement Hearing;

4.	The date(s) you acquired your Delcath shares and the number of Delcath shares held;

5.	A detailed statement of your specific argument with respect to the matters to be heard at the Settlement Hearing, including a statement of each objection being made; and

6.	The grounds for each objection or the reasons for your desire to appear and to be heard.

The Court will not consider any objection that does not substantially comply with these requirements.

B.	You Must Timely Deliver Written Objections to Lead Counsel

YOUR WRITTEN OBJECTIONS MUST BE SENT BY HAND OR BY FIRST CLASS MAIL, POSTAGE PRE-PAID TO LEAD COUNSEL. THE WRITTEN OBJECTIONS MUST BE POSTMARKED NO LATER THAN SEPTEMBER 28, 2015, WHICH IS TWENTY-ONE (21) CALENDAR DAYS PRIOR TO THE SETTLEMENT HEARING to the following address:

William B. Federman

Federman & Sherwood

10205 N. Pennsylvania Avenue

Oklahoma City, Oklahoma 73120

Lead Counsel

The Court will not consider any objection that is not timely delivered to Lead Counsel. Lead Counsel shall file all objections with the Court and the Settling Parties shall file and serve their response to any objection no later than October 5, 2015.

Any person or entity who fails to object or otherwise requests to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding, but shall otherwise be bound by the Judgment to be entered and the releases to be given.

X.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Parties’ Stipulation. It is not a complete statement of the events of the Action or the Weinstein Action or the Stipulation. Although the Parties believe that the descriptions about the Settlement that are contained in this Notice are accurate in all material respects, in the event of any inconsistencies between the descriptions in this Notice and the Stipulation, the Stipulation will control.

You may inspect the Stipulation and other pleadings at www.delcath.com and http://www.federmanlaw.com/.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE. Any questions you have about matters in this Notice should be directed by telephone or in writing to Lead Counsel, William B. Federman, at the address set forth above.

XI.	NOTICE TO PERSONS OR ENTITIES HOLDING OWNERSHIP ON BEHALF OF OTHERS

Brokerage firms, banks and/or other persons or entities who held shares of Delcath common stock for the benefit of others are requested to immediately send this Notice to all of their respective beneficial owners. If Current Delcath Stockholders have questions or comments about the Settlement, they should follow the procedures listed in Section X.

Dated: July 24, 2015	BY ORDER OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK

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